                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                             FALL RIVER GAS COMPANY
                (Name of Registrant as Specified In Its Charter)

                                      N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies: N/A.

    (2) Aggregate number of securities to which transaction applies: N/A.

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A.

    (4) Proposed maximum aggregate value of transaction: N/A.

    (5) Total fee paid: N/A.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid: ________________ .

    (2) Form, Schedule or Registration Statement No.: Schedule 14A (definitive proxy statement).

    (3) Filing Party: Eric J. Krathwohl, Esq. of Rich, May, Bilodeau & Flaherty, P.C. on behalf of Registrant.

    (4) Date Filed: December 24, 1996.

--------------------------------------------------------------------------------

                             FALL RIVER GAS COMPANY
                             155 NORTH MAIN STREET
                              POST OFFICE BOX 911
                      FALL RIVER, MASSACHUSETTS 02722-0911

                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

                    TO BE HELD ON TUESDAY, FEBRUARY 11, 1997

                                                       Fall River, Massachusetts
                                                               December 23, 1996

To the Common Stockholders of
  FALL RIVER GAS COMPANY:

     Notice is hereby given that the Annual Meeting of Stockholders of Fall River Gas Company will be held at the office of the Company, 155 North Main Street, Fall River, Massachusetts, on Tuesday, February 11, 1997, at 10:30 A.M., local time, for the following purposes:

        (1) To consider and act upon a proposal to fix the number of Directors at nine (9) and to elect three (3) Class C Directors.

        (2) To designate auditors for the 1997 fiscal year.

        (3) To transact such other business as may properly come before the meeting.

     The stock transfer books will not be closed, but only holders of record at the close of business on December 13, 1996 (the "Record Date") will be entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors,


                                          ROBERT J. POLLOCK, Clerk


     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING AND VOTE YOUR SHARES. IN THE EVENT THAT YOU CANNOT ATTEND, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. A STOCKHOLDER WHO EXECUTES AND RETURNS A PROXY IN THE ACCOMPANYING FORM HAS THE POWER TO REVOKE SUCH PROXY AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                             FALL RIVER GAS COMPANY

                                PROXY STATEMENT

                                                               December 23, 1996

     By Whom Proxy Solicited and Solicitation Expenses. The accompanying proxy is solicited by the Board of Directors of Fall River Gas Company (the "Company") for use at the Annual Meeting of Stockholders to be held at the office of the Company, 155 North Main Street, Fall River, Massachusetts, on Tuesday, February 11, 1997. Proxies in the accompanying form, properly executed and received prior to the meeting and not revoked, will be voted. The expense of soliciting proxies will be borne by the Company.

     The approximate date upon which this proxy statement and the accompanying proxy will first be mailed to stockholders is December 23, 1996. In addition to solicitation by mail, some solicitation may be made by employees or agents of the Company by telephone or personal interview.

     The Company mails herewith to all stockholders entitled to vote a copy of its Annual Report for the fiscal year ended September 30, 1996, which contains detailed financial information concerning the Company. Upon the written request of any stockholder, the Company will mail, without charge, a copy of the Company's Annual Report on Form 10-K, as discussed further on page 10.

     Right to Revoke Proxy. Any stockholder giving the proxy enclosed with this statement has the power to revoke the proxy at any time prior to the exercise thereof. Such revocation may be by writing (which may include a later dated proxy) received by the Clerk, Fall River Gas Company, 155 North Main Street, Post Office Box 911, Fall River, Massachusetts 02722-0911, received no later than February 10, 1997, if by mail, or prior to the exercise of the proxy if delivered by hand. Revocation may also be effected orally at the meeting prior to the exercise of the proxy.

     Proposals of Stockholders. Stockholders' proposals intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Office of the Clerk, Fall River Gas Company, 155 North Main Street, Post Office Box 911, Fall River, Massachusetts 02722-0911 by August 25, 1997.

     Voting Securities Outstanding. There were 1,781,299 shares of common stock outstanding and entitled to vote on December 13, 1996 (the "Record Date"). Each share of common stock is entitled to one vote. Only stockholders of record on the Record Date are entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournment thereof.

     Abstentions and broker non-votes are each included in calculating the number of shares present and voting for purposes of determining quorum requirements. However, each is tabulated separately. Abstentions are counted in tabulating the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     As of September 30, 1996, all Directors and executive officers of the Company, 13 persons as a group, beneficially owned 282,175 shares or 15.8% of the outstanding common stock of the Company. No person or group owns of record or is known by the Company to own beneficially more than 5% of the Company's outstanding common stock, other than as set forth in the following table.*

                                                           SHARES OF COMMON
                                                          STOCK BENEFICIALLY      PERCENT
     NAME AND ADDRESS OF                                     OWNED AS OF            OF
     BENEFICIAL OWNER                                     SEPTEMBER 30, 1996       CLASS
     -------------------                                  ------------------      -------
     Ronald J. Ferris                                      145,059 Shares(1)        8.1%
     75 GAR Highway
     Swansea, Massachusetts

     Barbara N. Jarabek                                    304,714 Shares(2)       17.1%
     103 South Washington Drive
     Sarasota, Florida

---------------
(1) Includes 5,852 shares owned jointly with Dale Ferris, 4,000 shares owned jointly with children of Mr. Ferris, 36,990 shares owned by Lee's River Realty, Inc., 3,926 shares held in trusts for the children of Mr. Ferris, and 53,594 shares owned by the Swansea Lounge, Inc. Pension Trust for which Mr. Ferris is a co-trustee. Mr. Ferris has shared voting and investment power with respect to all shares beneficially owned by him except for 40,697 shares owned directly and of record by him, with respect to which he has sole voting and investment power. Mr. Ferris disclaims beneficial ownership with respect to the 3,926 shares held in trust for his children and the 53,594 shares owned by the Swansea Lounge, Inc. Pension Trust.

(2) Consists of shares held in two trusts for which Barbara N. Jarabek is trustee, and with respect to which Mrs. Jarabek possesses sole power to vote and sole investment power.

                             ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

     The By-laws of the Company provide that the number of Directors shall be fixed at the Annual Meeting of Stockholders each year at a number not less than three nor more than nine. The Board of Directors proposes that the number of Directors for the ensuing year be set at nine. The Articles of Organization of the Company provide that the Board of Directors be divided into three classes, with staggered three-year terms, so that the term of office of one class expires each year.

     The Board of Directors is divided into three separate classes, currently consisting of three Class A Directors, three Class B Directors and three Class C Directors, the terms of which expire as set forth in the table below. Except as noted, Directors serving in each class have been elected in prior years by the stockholders to serve until the election and qualification of their respective successors in office. At each annual meeting of stockholders, the stockholders of the Company have the right to elect the appropriate number of persons to serve for a three-year period as Directors of the class whose terms then expire, the right to increase the number of Directors (not to exceed nine) and the right to elect Directors to fill the new directorships

---------------

     *As used in this Proxy Statement, "beneficial ownership" means direct or indirect, sole or shared power to vote, or to direct the voting of, and/or investment power to dispose of, or to direct the disposition of, shares of the common stock of the Company. Except as indicated in the footnotes to the tables appearing on this page and on page 3 and 4, the listed beneficial owners held direct and sole voting and investment power with respect to the stated shares.

created by any such increase. Any directorship which may become vacant by reason of death, resignation or otherwise than by expiration of term may be filled by the Board of Directors, as provided in the By-laws.

     The term of the Class C Directors is scheduled to expire at the 1997 Annual Meeting of Stockholders and the Board has set at three the number of Class C Directors to be elected at this meeting. The Board has nominated for election the three incumbents in such class: Cindy L.J. Audette, Jack R. McCormick and Donald R. Patnode. It is the intention of the persons named below as proxies, in the absence of contrary specification, to vote FOR the election of each of the foregoing persons to serve as director until the election and qualification of his successor. In the event of any vacancy in the foregoing list of nominees prior to the Annual Meeting of Stockholders (which the Board of Directors does not anticipate), the persons named as the proxies will vote for such person or persons acceptable to the Board of Directors.

     The following information is furnished with respect to each nominee for election as a director and for each director whose term of office will continue after the meeting. Each of the individuals in the following table has furnished the information opposite his or her name.

                                                                     SHARES OF COMMON
                                                                    STOCK BENEFICIALLY     PERCENT
                                                                       OWNED AS OF           OF
                               NAME                                 SEPTEMBER 30, 1996      CLASS
                               ----                                 ------------------     -------
NOMINEES FOR ELECTION AS CLASS C DIRECTORS FOR A TERM OF THREE
  YEARS EXPIRING AT THE 2000 ANNUAL MEETING:

Cindy L. J. Audette, 34, Director and Vice President, Jack Realty,
  Inc.; formerly, Loan Officer, Bank of Boston, Real Estate
  Division, 1986-1990. A Director since 1992. Chair of the
  Compensation Committee and member of the Audit and Executive
  Committees. Sister-in-law of Gilbert C. Oliveira, Jr., a
  Director of the Company.                                               7,857(4)            *

Jack R. McCormick, 72, Financial Consultant to the Company.
  Previously served as President of the Company, 1973-1986 A
  Director since 1974. Chair of the Audit Committee and member of the Compensation Committee. Director also of Corning Natural Gas
  Corporation.                                                           4,700(2)            *

Donald R. Patnode, 68, Retired. Formerly, Business Consultant;
  President of Industrial Filters & Equipment Corporation
  1989-1994; President of North East Water Service, 1957-1989. A
  Director since 1984. Member of the Audit and Executive
  Committees. Director also of Corning Natural Gas Corporation.          1,750               *

CLASS A DIRECTORS WHOSE TERMS EXPIRE AT THE 1998 ANNUAL MEETING:

Thomas K. Barry, 51, President and Chief Executive Officer of
  Corning Natural Gas Corporation since 1984. A Director since
  1992. Member of the Audit Committee. Director also of Corning
  Natural Gas Corporation.                                               1,200               *

Thomas H. Bilodeau, 54, Vice President-Finance, Medical &
  Environmental Coolers, Inc. since 1990; formerly, Partner, R. A.
  Kingrey Co., 1988-1990. A Director since 1987. Member of the
  Pension Committee. Director also of Corning Natural Gas
  Corporation.                                                           9,006(3)           0.1%

Gilbert C. Oliveira, Jr., 40, Vice President, Gilbert C. Oliveira
  Insurance Agency, and President, G. Curt Oliveira Insurance
  Agency since 1988. A Director since 1992. Member of the Pension and Compensation Committees. Brother-in-law of Cindy L. J.
  Audette, a Director of the Company.                                    9,529(4)           0.1%

                                                                     SHARES OF COMMON
                                                                    STOCK BENEFICIALLY     PERCENT
                                                                       OWNED AS OF           OF
                               NAME                                 SEPTEMBER 30, 1996      CLASS
                               ----                                 ------------------     -------
CLASS B DIRECTORS WHOSE TERMS EXPIRE AT THE 1999 ANNUAL MEETING:

Bradford J. Faxon, 58, President of the Company since 1986. Chair of the Board of Directors and of the Pension Committee; member of the Audit and Executive Committees. A Director since 1978.
  Formerly, Executive Vice-President and Vice-President of
  Commercial and Industrial Sales. Son of Raymond H. Faxon, a
  Director of the Company. Director also of Corning Natural Gas
  Corporation.                                                          37,992(5)            2.1%

Raymond H. Faxon, 89, Financial Consultant since before 1988. A
  Director since 1955. Vice Chair of the Board, Chair of the
  Executive Committee and member of the Pension Committee. Father
  of Bradford J. Faxon, President and a Director of the Company.        57,370(6)            3.2%

Ronald J. Ferris, 54, President of Venus de Milo, Inc., Interstate
  Motel Corp. and Ferris Realty since before 1988. A Director
  since 1984. Member of the Pension and Compensation Committees.       145,059(7)            8.1%

---------------

  * Less than one percent.

(1) Includes 660 shares held jointly with spouse (with shared voting and investment power).

(2) Includes 1,100 shares held jointly with spouse (with shared voting and investment power).

(3) Includes 7,746 shares held in trust for Thomas H. Bilodeau's children.

(4) Comprised of 9,529 shares held by Mr. Oliveira's spouse as custodian for a minor child of Mr. Oliveira.

(5) Includes 4,952 shares held as custodian for Bradford J. Faxon's children.

(6) Comprised of 57,370 shares held in trust, for which Raymond H. Faxon is a trustee.

(7) Includes 5,852 shares owned jointly with Dale Ferris, 4,000 shares owned jointly with children of Mr. Ferris, 36,990 shares owned by Lee's River Realty, Inc., 3,926 shares held in trusts for the children of Mr. Ferris, and 53,594 shares owned by the Swansea Lounge, Inc. Pension Trust for which Mr. Ferris is a co-trustee. Mr. Ferris has shared voting and investment power with respect to all shares beneficially owned by him except for 40,697 shares owned directly and of record by him, with respect to which he has sole voting and investment power. Mr. Ferris disclaims beneficial ownership with respect to the 3,926 shares held in trust for his children and the 53,594 shares owned by the Swansea Lounge, Inc. Pension Trust.

    The Board of Directors has a standing Audit Committee, consisting of Mr. J. McCormick, as Chair, and Ms. C. Audette and Messrs. T. Barry, B. Faxon and D. Patnode, which recommends the selection of independent auditors and reviews the plan and results of the independent audit. The Audit Committee held one meeting during the fiscal year ended September 30, 1996. The Board of Directors also has a standing Compensation Committee consisting of Ms. Audette, as Chair, and Messrs. R. Ferris, J. McCormick and G. Oliveira, to consider and recommend to the Board of Directors the amount and terms of compensation paid to the officers of the Company. The Compensation Committee met one time during the fiscal year ended September 30, 1996. The Board of Directors does not have a standing nominating committee, nor a committee performing similar functions. The Board of Directors met five times during fiscal year 1996. No director attended less than 75% of the aggregate number of meetings of the Board of Directors and committees on which he or she served during the fiscal year.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers and Directors, and persons who beneficially own more than ten percent (10%) of the Company's stock, to file initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 with the Securities and Exchange Commission (the "Commission") and any national securities exchange on which the Company's securities are registered. Executive officers, Directors and greater than ten percent (10%) beneficial owners are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and Directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than ten percent (10%) beneficial owners were complied with for Fiscal 1996.

                             EXECUTIVE COMPENSATION

     Compensation of Executive Officers. The following table contains the compensation paid or accrued by the Company and its subsidiary during the three consecutive fiscal years ended September 30, 1996 to the Company's Chief Executive Officer and to each executive officer whose total annual salary and bonus exceeded $100,000. Although only principal capacities are listed, the compensation figures include all compensation received in any capacity, including directorships, for services rendered during the fiscal years indicated.

                           SUMMARY COMPENSATION TABLE

                             ANNUAL COMPENSATION(1)

                     NAME AND                                                          ALL OTHER
                PRINCIPAL POSITION                  YEAR     SALARY(2)    BONUS     COMPENSATION(3)
                ------------------                  ----     ---------    -----     ---------------
Bradford J. Faxon
President                                           1996     $197,581      0            $19,481
                                                    1995      182,600      0             21,592
                                                    1994      159,501      0             20,761
Peter H. Thanas
Senior Vice President and Treasurer                 1996     $139,685      0            $ 9,461
                                                    1995      126,125      0              9,045
                                                    1994      104,150      0              7,965

---------------
(1) The Company did not pay any long-term compensation to its Chief Executive Officer or to its other executive officers during the fiscal years ended September 30, 1996, 1995 and 1994.

(2) The amounts in this column represent the aggregate of cash compensation received and compensation deferred by the named executive officers.

(3) Consists of director's fees paid to the named executive officers by the Company and its subsidiary, as well as matching contributions made by the Company on behalf of the named executive officers to the Company's 401(k) savings plan (the "Savings Plan").

     Compensation Pursuant to Plans. The Company maintains two defined benefit pension plans, one for union employees and one for non-union employees, including executive officers. The following table shows the annual benefits payable under the pension plan for non-union employees (the "Pension Plan") upon the age of 65 to eligible employees in various base salary groups and with various periods of service. The annual benefits formula is based on the number of years of service and the employee's average base salary for the four consecutive years yielding the highest such average, subject, however, to the $150,000 per year statutory maximum. Although service may be credited beyond the normal retirement age (i.e., 65), benefits received under the Pension Plan are computed on the basis of earnings received at age 65.

                               PENSION PLAN TABLE

                   15          20          25           30 YEARS
REMUNERATION      YEARS       YEARS       YEARS      AND THEREAFTER
------------     -------     -------     -------     --------------
  $ 50,000       $15,000     $20,000     $25,000         $30,000
    65,000        19,500      26,000      32,500          39,000
    80,000        24,000      32,000      40,000          48,000
    95,000        28,500      38,000      47,500          57,000
   110,000        33,000      44,000      55,000          66,000
   125,000        37,500      50,000      62,500          75,000
   140,000        42,000      56,000      70,000          84,000
   155,000        45,000      60,000      75,000          90,000
   170,000        45,000      60,000      75,000          90,000

     Messrs. B. Faxon and P. Thanas, the individuals named in the preceding Summary Compensation Table, have 33 years and 19 years, respectively, of credited service under the Pension Plan. The compensation covered by the Pension Plan is that shown in the Summary Compensation Table, excepting any bonus amounts.

     Additionally, the Company has entered into agreements with each of Messrs.
B. Faxon and P. Thanas (collectively, the "Supplemental Benefits Agreements"), which provide that the officer covered thereby and retiring after the age of 60 is entitled to receive monthly payments equal to thirty-five percent (35%) of the officer's monthly salary at retirement for either life or 180 months, whichever is longer.* Retirement benefits otherwise available upon retirement at age 60 under the Supplemental Benefits Agreements are reduced cumulatively by four percent (4%) for each year prior to age 60 in which the covered officer retires; provided, however, that an officer covered under a Supplemental Benefits Agreement receives no retirement benefits thereunder in the event that such officer retires before age 55. The Supplemental Benefits Agreements further provide that in the event that an officer covered by such an agreement dies prior to retirement, such officer's designated beneficiary is entitled to receive monthly payments equal to fifty percent (50%) of the officer's monthly salary at death for 180 months. Benefits payable under the Supplemental Benefits Agreements increase by four percent (4%) annually.

     Eligibility to enter into a Supplemental Benefits Agreement, or equivalent thereof, is based upon employee performance, service and value to the Company; such eligibility is determined on an individual basis by the Board of Directors. Currently, Messrs. B. Faxon and P. Thanas are the only officers of the Company covered by Supplemental Benefits Agreements, and no payments have been made to date under such

---------------

     *The age at which employees normally become eligible to receive pension benefits is 65. However, employees of the Company are not required to retire in order to receive such benefits.

agreements. The Supplemental Benefits Agreements are in addition to the amounts shown in the Summary Compensation Table and are not subject to limitation.

     The Company maintains a deferred compensation plan which is available to all officers. Eligible officers may elect to defer receiving any portion of their salary until the termination of their employment with the Company. Interest accrues on amounts deferred at a rate fixed by the Board of Directors; currently, such rate is the (variable) prime rate of a Boston bank. Upon termination of employment, participants receive amounts accrued under the plan. The participants may elect to receive amounts over a period of not less than one year nor longer than their contribution period. The amounts deferred by Messrs.
B. Faxon and P. Thanas in fiscal year 1996 are included in the compensation figures in the table on page 5.

     The Company has established the Fall River Gas Company 401(k) Savings Plan (the "Savings Plan"). All full-time, salaried and non-union hourly employees of the Company who have completed one year of service may participate in the Savings Plan as of the following January 1 or July 1. Under the Savings Plan, participants may contribute up to 12% of their compensation. The Company will match 100% of the participant's contributions up to a total of 4% of the participant's compensation. Company matching contributions become fully vested to the participants after five years of service. Participants may select one of four investment plans for their account or a combination thereof. Distribution of amounts accumulated under the Savings Plan occurs upon the termination of employment or the death of the participant. The Savings Plan also contains loan and hardship withdrawal provisions. During the fiscal year ended September 30, 1996, no amounts were distributed to executive officers under the Savings Plan. The amounts accrued under the Savings Plan by Messrs. B. Faxon and P. Thanas in fiscal 1996 are included in the compensation figures in the table on page 5.

     Employment Contracts, Termination of Employment and Change-in-Control Arrangements. Effective September 30, 1991, the Company entered into employment contracts with its President and Chief Executive Officer, Mr. Bradford J. Faxon and with its Senior Vice President, Treasurer and Chief Financial Officer, Mr. Peter H. Thanas. Under the terms of such employment contracts, Mr. Faxon is compensated for his duties as an officer and director and Mr. Thanas is compensated for his duties as an officer with respective salaries in amounts determined from time to time by the Board of Directors. The term of each employment contract was initially five years, unless earlier terminated by an act of either the Company or the respective officer. Beginning in September 1993 and annually thereafter, the remaining term of each employment contract is automatically extended for an additional one-year period. The employment contracts further provide that upon any change in control of the Company leading to the termination of the subject officer's employment with the Company, the Company shall pay such officer three times the officer's then present annual salary, or such lesser amount in order to avoid certain adverse tax consequences under the Internal Revenue Code.

     Compensation of Directors. The current annual director's compensation is $5,500. In addition, Directors are paid $400 for each Board of Directors' meeting attended, and $300 for each Audit, Compensation or Pension Committee meeting attended. Furthermore, those Directors who are members of the Executive Committee are paid $2,000 annually for their services on the committee, and those Directors who are members of the Audit, Compensation and Pension Committees are paid an additional $500 annually for their services on those committees. In addition to the aforementioned compensation, the chairs of the Audit, Executive, Compensation and Pension Committees receive annual payments of $1,000, $2,500, $500 and $500, respectively.

     Compensation Committee Interlocks and Insider Participation. Directors Audette, Ferris, McCormick and Oliveira served on the Company's Compensation Committee during the Company's last fiscal year. Ms. Audette is the daughter of Mrs. Barbara N. Jarabek, who beneficially owns 17.1% of the voting securities of the Company; Mr. Oliveira is the son-in-law of Mrs. Jarabek. Mr. Ferris beneficially owns 8.4% of the voting securities of the Company. Mr. McCormick is a former executive officer of the Company.

     Director B. Faxon, the president and an executive officer and director of the Company, is a member of the Compensation Committee of Corning Natural Gas Corporation's Board of Directors. Thomas Barry, the president of Corning Natural Gas Corporation, is a director of the Company.

     Report of the Director and Executive Compensation Committee. The Director and Executive Compensation Committee of the Company's Board of Directors has furnished the following report concerning executive compensation:

     The compensation of executive officers of the Company is formally reviewed and established annually by the Compensation Committee of the Board of Directors, subject to approval by the Board. The Company does not have in effect any separately existing incentive plan for executive compensation. In its annual review and in setting compensation for executives, the Compensation Committee considered and gave weight to financial and operating results, earnings levels and return on common equity, development and implementation of short term and long term planning objectives, achievement of cost containment in the Company's operations, the state of relations between the Company and its customers, regulatory authorities and the public generally and the degree of achievement of personal and management goals established from time to time.

     The Compensation Committee, using information provided by independent sources, publicly available information concerning other public utilities similar in size to the Company and information from industry organizations, reviewed earnings levels and return on common equity realized by the Company on a comparative basis with other similar companies. The Compensation Committee also reviewed information concerning executive compensation paid by other gas distribution companies in Massachusetts and the New England area.

     The Company adopted some years ago, and the Compensation Committee reviews periodically, with the assistance of Company personnel and outside consultants as necessary, salary ranges for each executive officer of the Company. In determining salary ranges for each executive officer, reference is made in part to information concerning salaries paid by other regional utility companies and to such executive officer's comparative responsibilities. The Compensation Committee established what it believed to be an appropriate compensation level for each executive within the salary range by reference to an assessment of each executive's job performance and the factors set forth above. In setting executive compensation for the past year, the Compensation Committee gave greater weight to salaries of executive officers of comparable public utility companies and other gas distribution companies in Massachusetts and the New England region, as well as the degree of achievement by the executive officers of personal and management goals.

                                            THE DIRECTOR AND EXECUTIVE
                                            COMPENSATION COMMITTEE
                                             Cindy L. J. Audette, Chair
                                             Ronald J. Ferris
                                             Jack R. McCormick
                                             Gilbert C. Oliveira, Jr.

     Performance Graph. The following graph illustrates the return that would have been realized (assuming reinvestment of dividends) by an investor who invested on September 30, 1991 in each of (i) the Company's common stock, (ii) the NASDAQ Stock Market -- U.S. Index, and (iii) a peer group consisting of 15 companies within the Company's Standard Industrial Classification Code (SIC), the "Peer Group".

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
         AMONG FALL RIVER GAS COMPANY, THE NASDAQ STOCK MARKET-US INDEX
                                AND A PEER GROUP
  DATE     FALL RIVER GAS COMPANY     PEER GROUP     NASDAQ STOCK MARKET-US
  9/91              100                  100                  100
  9/92              104                  130                  112
  9/93              119                  161                  147
  9/94              166                  142                  148
  9/95              163                  150                  204
  9/96              129                  182                  243

* $100 INVESTED ON 9/30/91 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING SEPTEMBER 30.

                             SELECTION OF AUDITORS
                                (PROPOSAL NO. 2)

     It is recommended that Arthur Andersen LLP, Certified Public Accountants, of Boston, Massachusetts, be designated as auditors for the Company for the fiscal year ending September 30, 1997. Arthur Andersen LLP has no direct or indirect financial interest in the Company or any of its subsidiaries and has never had any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A representative of Arthur Andersen LLP, which has served as principal accountant for the Company for the past fiscal year, is expected to be present at the Annual Meeting of Stockholders, with the opportunity to make a statement if such representative desires to do so, and is expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

     Except for the matters set forth above, the Board of Directors knows of no other matters which may be presented to the Annual Meeting of Stockholders, but if any other matters properly come before such meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxies in accordance with their judgment.

     PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY.

                                            By Order of the Board of Directors,


                                            Robert J. Pollock, Clerk

     All holders of common stock of the Company may obtain, without charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission. The report will be furnished upon request made in writing to:

                                            Bradford J. Faxon, President
                                            Fall River Gas Company
                                            155 North Main Street
                                            Post Office Box 911
                                            Fall River, Massachusetts 02722-0911

PROXY                        FALL RIVER GAS COMPANY                        PROXY
--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 11, 1997

   The undersigned, having received the Notice of the Annual Meeting of Stockholders and Proxy Statement of Fall River Gas Company (the "Company"), dated December 23, 1996, hereby appoints Cindy L. J. Audette, Bradford J. Faxon, Raymond H. Faxon and Donald R. Patnode, and any of them, as proxy or proxies of the undersigned, to vote the shares of the common stock of the Company owned by the undersigned, at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company in Fall River, Massachusetts on Tuesday, February 11, 1997, at 10:30 A.M. local time and at any adjournment(s) thereof, with all powers the undersigned would possess if personally present at said meeting with full power of substitution or revocation. The following purposes for which this proxy may be exercised are set forth in the Notice of the Annual Meeting of Stockholders and are more fully set forth in the Proxy Statement.

   1. FOR [ ] AGAINST [ ] ABSTAIN [ ] The proposal to fix the number of Directors at nine and the election as Class C Directors the nominees of Cindy L. J. Audette, Jack R. McCormick and Donald R. Patnode, except as written in the space below.

      --------------------------------------------------------------------------
      WITHHOLD AUTHORITY TO VOTE ON [ ] The election of all nominees listed above, as a group.

   2. FOR [ ] AGAINST [ ] ABSTAIN [ ] The designation of Arthur Andersen LLP, Certified Public Accountants, as auditors for the Company for the fiscal year ending September 30, 1997.

   3. To act upon such other matters as may come before the meeting.

   The undersigned ratifies and confirms all that said proxy(ies) may do by virtue hereof. The proxies are authorized to vote in their discretion with respect to matters not known or determined at the date of the Proxy Statement. A majority of said proxies as shall be present and acting at the meeting shall have and may exercise all of the powers of proxies hereunder, or if only one be present and acting, then that one shall have and may exercise all of said powers.
                                                                          (OVER)

   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ABOVE IN REGARD TO THE PROPOSALS NUMBERED 1 AND 2. IN THE ABSENCE OF A SPECIFICATION, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED HEREIN AND FOR THE PROPOSAL NUMBERED 2.
                                           DATED:                        , 199
                                           ------------------------------------

                                           ------------------------------ (L.S.)

                                           ------------------------------ (L.S.)

                                           STOCKHOLDERS SHOULD SIGN HERE
                                           EXACTLY AS THE NAME OR NAMES ARE
                                           PRINTED. WHEN SIGNING AS ATTORNEY,
                                           EXECUTOR, ADMINISTRATOR, TRUSTEE OR
                                           GUARDIAN, PLEASE GIVE YOUR FULL
                                           TITLE AS SUCH. JOINT OWNERS SHOULD
                                           EACH SIGN PERSONALLY.

                                   IMPORTANT
         PLEASE DATE, SIGN AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.